EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm
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We have  issued  our report  dated June 23,  2005,  accompanying  the  financial statements of Three-Five  Systems (Beijing) Co., Ltd. on Form 8-K (Amendment No.
3) as of December 31, 2004, and 2003, and for the years then ended. We hereby consent to the incorporation by reference of said report in the Registration Statements of International DisplayWorks, Inc. and Subsidiaries on Form S-8 (File No.'s 333-120404 and 333-125563) and Form S-3 (File No.'s 333-116521 and
125559).

/s/ Grant Thornton
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Hong Kong
July 27, 2005